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                   HARTFORD LIFE AND ANNUITY INSURANCE COMPANY

                                POWER OF ATTORNEY

                                  David T. Foy
                                 Thomas M. Marra
                             Christine Hayer Repasy
                                Lowndes A. Smith
                                 John C. Walters
                              David M. Znamierowski

do hereby jointly and severally authorize Christine Hayer Repasy, Marianne O'Doherty, Christopher M. Grinnell and Thomas S. Clark to sign as their agent any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the Hartford Life and Annuity Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, and do hereby ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

/s/ David T. Foy                                  Dated as of June 1, 2001
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David T. Foy

/s/ Thomas M. Marra                               Dated as of June 1, 2001
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Thomas M. Marra

/s/ Christine Hayer Repasy                        Dated as of June 1, 2001
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Christine Hayer Repasy

/s/ Lowndes A. Smith                              Dated as of June 1, 2001
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Lowndes A. Smith

/s/ John C. Walters                               Dated as of June 1, 2001
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John C. Walters

/s/ David M. Znamierowski                         Dated as of June 1, 2001
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David M. Znamierowski